UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2012

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-15319	04-3445278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On April 13, 2012, Five Star Quality Care, Inc., or Five Star, repaid in full the $38.0 million principal amount outstanding under its bridge loan agreement, or the Bridge Loan, with Senior Housing Properties Trust, or we, us or our, resulting in termination of the Bridge Loan.  As previously reported, we entered into the Bridge Loan in May 2011, pursuant to which we agreed to lend to Five Star up to $80.0 million to fund a part of the purchase price for the acquisition of six senior living communities that Five Star had agreed to acquire.  Also as previously reported, in connection with those acquisitions, Five Star borrowed $80.0 million under the Bridge Loan, and through the end of December 2011, had repaid an aggregate of $42.0 million.  The Bridge Loan was secured by mortgages on three of these senior living communities that Five Star acquired and on four other senior living communities owned by Five Star.  The Bridge Loan was scheduled to mature on July 1, 2012.

Information Regarding Certain Relationships and Related Transactions

Five Star was formerly our subsidiary until we distributed our shares of Five Star’s common stock to our shareholders in December 2001.  Five Star is our largest tenant, and we are Five Star’s largest shareholder.  As of the date of this Current Report on Form 8-K, we owned approximately 8.8% of Five Star’s outstanding shares of common stock.

Reit Management & Research LLC, or RMR, provides management services to both us and Five Star.  One of our Managing Trustees, Barry Portnoy, is Chairman, majority owner and an employee of RMR and serves as a managing director of Five Star.  Our other Managing Trustee, Mr. Adam Portnoy, the son of Mr. Barry Portnoy, is an owner of RMR and serves as President and Chief Executive Officer and as a director of RMR.  Our President and Chief Operating Officer is a director of RMR.  Each of our executive officers is also an officer of RMR.

We and the other six shareholders each currently own approximately 14.29% of Affiliates Insurance Company, or AIC, an Indiana insurance company.  The other shareholders of AIC are RMR and five other companies, including Five Star, to which RMR provides management services.  All of our Trustees, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC.  RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC.  We and the other shareholders of AIC participate in a property insurance program designed and reinsured in part by AIC.

For more information about these and other such relationships and related person transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2011, or our Annual Report, our Proxy Statement for our 2012 Annual Meeting of Stockholders dated February 21, 2012, or our Proxy Statement, and our other filings with the Securities and Exchange Commission, or SEC, including Note 5 to our Consolidated Financial Statements included in our Annual Report, the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report and the section captioned “Related Person Transactions and Company Review of Such Transactions” and the information regarding our Trustees and executive officers in our Proxy Statement.  In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise from these relationships and related person transactions.  Our filings with the SEC, including our Annual Report and our Proxy Statement, are available at the SEC’s website at www.sec.gov.  In addition, copies of certain of our agreements with these parties, including our leases, forms of management agreements and related pooling agreement and Bridge Loan agreement with Five Star, our business management and property management agreements with RMR and our shareholders agreement with AIC, are also publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer

Date: April 17, 2012